Exhibit 32

DYAX CORP.

CERTIFICATION OF PERIODIC FINANCIAL REPORT

PURSUANT TO 18 U.S.C. SECTION 1350

Each of the undersigned officers of Dyax Corp. (the “Company”) certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment No. 1 to the Quarterly Report on Form 10-Q of the Company for the three months ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2003	/s/ Henry E. Blair
Chief Executive Officer

Date: August 14, 2003	/s/ Stephen S. Galliker
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.